Exhibit 23.1


The Board of Directors:
Citizens Utilities Company

We consent to the use of our report included herein and to the reference of our firm under the heading "Experts" in the registration statement on Form S-4.





KPMG Peat Marwick LLP

New York, New York
November 12, 1997